Exhibit 10.1

DMC GLOBAL INC.

2016 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Notice of Restricted Stock Grant

DMC Global Inc. (the “Company”) grants to the Grantee named below, in accordance with the terms of the DMC Global Inc. 2016 Omnibus Incentive Plan (the “Plan”) and the Restricted Stock Award Agreement attached hereto (the “Agreement”), the following number of Shares of Restricted Stock (the “Restricted Stock”) on the terms set forth below and in the Agreement. All capitalized terms not defined herein or in the Agreement shall have the meanings given to such terms in the Plan.

GRANTEE: [____]

TOTAL NUMBER

OF

SHARES OF

RESTRICTED STOCK

GRANTED: [____]

DATE OF GRANT: [____], 2024

PERIOD OF

RESTRICTION:	Subject to the Plan and the Agreement attached hereto, the Period of Restriction shall lapse, and the Restricted Stock shall vest and become free of forfeiture and transfer restrictions contained in the Agreement based on the following: 100% of the Shares of Restricted Stock shall vest on the date that is 18 months from the Date of Grant, subject to the Grantee’s Continuous Service as provided in the Agreement.

The Grantee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Agreement attached hereto subject to all of the terms and provisions thereof. The Grantee has reviewed the Plan, this Notice of Restricted Stock Grant, and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice of Restricted Stock Grant and fully understands all provisions hereof and of the Agreement. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Notice of Restricted Stock Grant, and the Agreement. The Grantee further agrees to notify the Company upon any change in the residence address on file with the Company.

GRANTEE:	DMC GLOBAL INC.

By:	By:
[____]	Name:
Date:	Title:
Date:

Restricted Stock Award Agreement

Section 1. Grant of Restricted Stock. The Company hereby grants to the Grantee the Restricted Stock set forth in the Notice of Restricted Stock Grant, subject to the terms, definitions and provisions of the Plan and this Agreement. All terms, provisions, and conditions applicable to the Restricted Stock set forth in the Plan and not set forth herein are incorporated by reference. To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern. All capitalized terms that are used in this Agreement and not otherwise defined herein (including Appendix A hereto, which contains certain definitions and is hereby incorporated into this Agreement) shall have the meanings ascribed to them in the Plan.

Section 2. Termination of Continuous Service.

If the Grantee’s Continuous Service is terminated for any reason other than (i) death, (ii) Disability, (iii) termination by the Company without Cause, or (iv) termination by the Grantee for Good Reason, the Grantee shall, for no consideration, forfeit to the Company the Shares of Restricted Stock to the extent such Shares are subject to a Period of Restriction at the time of such termination of Continuous Service. If the Grantee’s Continuous Service (i) terminates due to the Grantee’s death or Disability, (ii) is terminated by the Company without Cause, or (iii) is terminated by the Grantee for Good Reason, while Shares of Restricted Stock are subject to a Period of Restriction, the Period of Restriction with respect to such Shares shall lapse, and the Shares shall vest and become free of the forfeiture and transfer restrictions described herein, on the date of the Grantee’s termination of Continuous Service for such reason.

Section 3. Effects of Change in Control or Significant Event.

a.            If a Change in Control occurs while Shares of Restricted Stock are subject to a Period of Restriction, the Period of Restriction with respect to such Shares shall lapse, and the Shares shall vest and become free of the forfeiture and transfer restrictions described herein, unless the Awards are assumed, converted or replaced by the continuing entity; provided, however, that in the event that the Grantee’s Continuous Service is terminated by the Company without Cause or by the Grantee for Good Reason within twenty-four (24) months following a Change in Control, any such assumed, converted or replacement awards shall become immediately vested.

b.            The Period of Restriction (if any remaining) with respect to the Shares shall lapse and the Shares shall vest and become free of the forfeiture and transfer restrictions described herein, upon the termination of the Grantee’s Continuous Service by the Company without Cause or by the Grantee for Good Reason within twenty-four (24) months following a Significant Event.

Section 4. Non-Transferability of Restricted Stock. Except as otherwise provided in the Plan and this Agreement or as determined by the Committee, the Grantee may not sell, assign, pledge, exchange, transfer, hypothecate or encumber any Shares of Restricted Stock until the Period of Restriction set forth in the Notice of Restricted Stock Grant shall lapse.

Section 5. Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Agreement (including Appendix A) constitute the entire agreement of the parties with respect to the Shares of Restricted Stock and may not be modified adversely to the Grantee's interest except by means of a writing signed by the Company and the Grantee.

Section 6. Custody. As soon as practicable following the Date of Grant, the Shares of Restricted Stock shall be registered in the Grantee’s name in certificate or book-entry form. If a certificate is issued, it shall bear an appropriate legend referring to the restrictions and it shall be held by the Company, or its agent, on behalf of the Grantee until the Period of Restriction has lapsed. If the Shares are registered in book-entry form, the restrictions shall be placed on the book-entry registration. The Grantee may be required to execute and return to the Company a blank stock power for each Restricted Stock certificate (or instruction letter, with respect to Shares registered in book-entry form), which will permit transfer to the Company, without further action, of all or any portion of the Restricted Stock that is forfeited in accordance with this Agreement.

Section 7. Voting Rights and Dividends. Except for the transfer restrictions, and subject to such other restrictions, if any, as determined by the Committee, the Grantee shall have all other rights of a holder of Shares, including the right to receive dividends paid (whether in cash or property) with respect to the Restricted Stock and the right to vote (or to execute proxies for voting) such Shares. Unless otherwise determined by the Committee, if all or part of a dividend in respect of the Restricted Stock is paid in Shares or any other security issued by the Company, such Shares or other securities shall be held by the Company subject to the same restrictions as the Restricted Stock in respect of which the dividend was paid.

Section 8. Release of Restrictions. Upon the lapse of the Period of Restriction, the Shares of Restricted Stock will be released from the restrictions. The Company or its designee will notify the Grantee in advance of the release of the restrictions and will make arrangements for the form in which the released Shares will be issued to the Grantee.

Section 9. Taxes. Pursuant to Section 17 of the Plan, the Committee shall have the power and the right to deduct or withhold, or require the Grantee to remit to the Company, an amount sufficient to satisfy any applicable tax withholding requirements applicable to the Shares of Restricted Stock. The Committee may condition the delivery of such Shares upon the Grantee's satisfaction of such withholding obligations. The Grantee may elect to satisfy all or part of such withholding requirement by tendering previously-owned Shares or by having the Company withhold Shares having a Fair Market Value equal to the minimum statutory tax withholding rate that could be imposed on the transaction (or such other rate that will not result in a negative accounting impact). Such election shall be irrevocable, made in writing, signed by the Grantee, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Section 10. Company Policies to Apply. The sale of any Shares received hereunder is subject to the Company’s policies regulating securities trading by employees, all relevant federal and state securities laws and the listing requirements of any stock exchange on which the Shares are then traded. In addition, participation in the Plan and receipt of remuneration as a result of lapse of the Period of Restriction is subject in all respects to any Company compensation clawback policies that may be in effect from time to time.

Section 11. Miscellaneous Provisions.

(a) Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that he or she most recently provided in writing to the Company.

(b) Securities Laws. Upon the acquisition of any Shares pursuant to settlement of Restricted Stock, the Grantee shall make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

(c) Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICTS OR CHOICE OF LAW RULE OR PRINCIPLE THAT MIGHT OTHERWISE REFER CONSTRUCTION OR INTERPRETATION OF THIS AGREEMENT TO THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION.

(d) Modification or Amendment. This Agreement may only be modified or amended by written agreement executed by the parties hereto; provided, however, that the adjustments permitted pursuant to Section 19 and 21(b) of the Plan or as required by any applicable law may be made without such written agreement.

(e) Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.

(f) Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g) References to Plan. All references to the Plan shall be deemed references to the Plan as may be amended.

(h) Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

(i) Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or by the Company forthwith to the Board or the Committee, which shall review such dispute at its next regular meeting. The resolution of such dispute by the Committee shall be final and binding on all persons.

Appendix A

For purposes of this Agreement, the following definitions shall apply:

a.	“Arcadia Issuance” means any issuance by the Company of (i) its stock in payment of the purchase price for all or any portion (in one or more transactions) of the ownership interest in Arcadia Products, LLC, a Colorado limited liability company (“Arcadia”), not owned by the Company or its affiliate DMC Korea Inc., including (without limitation) in connection with the “Put Option” (as defined in that certain Second Amended and Restated Limited Liability Company Agreement of Arcadia (as the same may be amended, modified or supplemented)); or (ii) its stock upon conversion into shares of the Company’s common stock of any stock issued as contemplated by clause (i) of this paragraph.

b.	“Disability” means the Grantee’s entitlement to long-term disability benefits pursuant to the long-term disability plan maintained by the Company or in which the Company’s employees participate.

c.	“Good Reason” means the occurrence of any of the following without the Grantee’s written consent: (i) a material reduction in the Grantee’s base salary; (ii) any material and adverse change in the Grantee’s office or title, reporting relationship(s), authority, duties or responsibilities to the Company; (iii) any assignment of duties that are materially and adversely inconsistent with and result in a diminution of the Grantee’s position and duties with the Company; or (iv) the Company requires that the Participant relocate his or her principal residence and/or principal workplace by a distance of more than 50 miles from the location of the Participant’s then-current principal residence or principal workplace address, it being expressly understood that compliance with the terms of any workplace location and travel or similar provisions in a Participant’s offer letter or employment agreement shall not constitute Good Reason. Notwithstanding the foregoing, no event shall constitute Good Reason unless (i) the Grantee notifies the Board of Directors in writing of his or her intention to terminate for Good Reason (describing the condition(s) that the Grantee has determined constitute Good Reason) within thirty (30) days after the Grantee knows or has reason to know of the occurrence of any such event, (ii) the Company does not cure said condition within fifteen (15) days after its receipt of the Grantee’s written notice, and (iii) in the event the Company does not cure said condition, the Grantee terminates his or her employment within thirty (30) days after the period for curing said condition has expired. The Grantee’s determination of the existence of Good Reason shall be conclusive in the absence of fraud, bad faith or manifest error.

d.	“Significant Event” means the occurrence of either of the following:

(i)            The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership of at least 25% of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Significant Event: (1) any acquisition directly from the Company other than an Arcadia Issuance, (2) any acquisition by the Company, including any acquisition which, by reducing the number of shares outstanding, is the sole cause for increasing the percentage of shares beneficially owned by any such Person to more than the applicable percentage set forth above, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of section (c) of the definition of Change in Control.

(ii)            Individuals (other than the individual appointed in accordance with that certain Cooperation Agreement dated March 14, 2024 between the Company and Bradley L. Radoff) who, as of the date hereof, constitute the board of directors of the Company (the “Qualified Board”) cease for any reason within any period of 24 months to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Qualified Board, shall be considered as though such individual were a member of the Qualified Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board of directors of the Company.

For purposes of determining whether a Significant Event has occurred, with respect to any Person, for all purposes of this Agreement, any calculation of the number of shares of common stock or voting securities outstanding at any particular time, including for purposes of determining the particular percentage of the outstanding shares of common stock or voting securities of which such Person is the beneficial owner for purposes of section (d)(i) of this Appendix A, shall include the number of shares of common stock or voting securities not outstanding at the time of such calculation that such Person is otherwise deemed to beneficially own for purposes of this Agreement, including (without limitation) shares issued or issuable in connection with an Arcadia Issuance; provided, however, that the number of shares of common stock or voting securities not outstanding that such Person is otherwise deemed to beneficially own for purposes of this Agreement shall not be included for the purpose of computing the percentage of the outstanding shares of common stock or voting securities beneficially owned by any other Person (unless such other Person is also deemed to beneficially own, for purposes of this Agreement, such shares of common stock or voting securities not outstanding).

A Person shall be deemed the “beneficial owner”, and to have “beneficial ownership” of, and to “beneficially own”, any securities as to which such Person or any of such Person’s affiliates or associates is or may be deemed to be the beneficial owner, directly or indirectly, pursuant to Rules 13d-3 and 13d-5 under the Exchange Act. As used in this definition of “Significant Event”, the terms “affiliate” and “associate” have the meanings ascribed to them in Rule 12b-2 under the Exchange Act.